UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2022

AmerInst Insurance Group, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	000-28249	98-0207447
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Citadel Management Bermuda Limited, 25 Church Street.,
Continental Building P.O. Box HM 1601, Hamilton, Bermuda HMGX
(Address of Principal Executive Office) (Zip Code)

(441) 295-6015
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

AMERINST INSURANCE GROUP, LTD.

FORM 8-K
CURRENT REPORT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)          On April 22, 2022, AmerInst Insurance Group, Ltd. (the “Company”) received notice from Stuart H. Grayston, a director of the Company and President of the Company, that he will be retiring from the Company’s Board of Directors (the “Board”) and will be resigning as the President of the Company, effective immediately following the Company’s 2022 annual general meeting of shareholders on June 2, 2022.  Mr. Grayston’s decision to retire as a director and resign as President was not the result of any disagreement between Mr. Grayston and the Company that would require disclosure under Item 5.02(a) of Form 8-K. The Company intends to elect a new President of the Company to be effective upon Mr. Grayston’s retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERINST INSURANCE GROUP, LTD.

	By:	/s/ Irvin F. Diamond
Irvin F. Diamond Chairman of the Board

Date: May 20, 2022